UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

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/  /  Definitive Proxy Statement

/  /  Definitive Additional Materials

/x/  Soliciting Material Under Rule 14a-12

CEDAR FAIR, L.P.

(Name of Registrant as Specified in Its Charter)

Q FUNDING III, L.P. and Q4 FUNDING, L.P.

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Q Funding III, L.P. and Q4 Funding, L.P.
301 Commerce Street, Suite 3200
Fort Worth, Texas 76102-4140

April 28, 2010

The Board of Directors
Cedar Fair, L.P.
One Cedar Point Drive
Sandusky, Ohio 44870-5259

Dear Gentlemen:

We have come to the conclusion that we must now communicate with other unitholders in advance of the June 7th meeting. It is now our plan to express our views to other unitholders that the board of directors needs "new blood" given the events that have transpired over the previous months. We plan to ask for their support in replacing two directors on the board with new directors who will bring new thoughts and ideas.

We do not ourselves have any desire to serve on the board, nor to have any of our affiliates serve on the board. We have retained Spencer Stuart to identify independent and qualified candidates. We believe it would be in the best interest of all unitholders for representative unitholders to interview candidates and will be asking them shortly to do so. We also plan to seek the company's views on each candidate before we decide who ultimately to put forth as candidates. We believe, as I am sure you do, that unitholders should have a significant voice in the process of picking their representatives on the board.

We understand through our legal counsel that you have thoughts on how we might work together through this process. Although many details still need to be worked out, we are optimistic that we can reach an agreement that works for all parties and therefore eliminate the need for us to put forth our own candidates and proxy statement. However, we as unit holders still need to be prepared for this eventuality should the need arise.

We look forward to having further discussions.

Sincerely,

Q Funding III & Q4 Funding

UNITHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO SOLICITATION OF PROXIES BY Q FUNDING III, L.P., Q4 FUNDING, L.P. AND THEIR AFFILIATES FROM THE UNITHOLDERS OF CEDAR FAIR, L.P., FOR USE AT ITS ANNUAL MEETING, WHEN AND IF THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN ANY SUCH PROXY SOLICITATION. WHEN AND IF COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WHICH WILL BE MAILED TO UNITHOLDERS OF CEDAR FAIR, L.P., AND WILL BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE POTENTIAL PARTICIPANTS IN A POTENTIAL PROXY SOLICITATION IS CONTAINED IN THE SCHEDULE 13D FILED BY Q FUNDING III, L.P., Q4 FUNDING, L.P. AND THEIR AFFILIATES WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 12, 2010, AS AMENDED, WITH RESPECT TO CEDAR FAIR, L.P. THAT SCHEDULE 13D AND ALL OF ITS AMENDMENTS ARE CURRENTLY AVAILABLE AT NO CHARGE ON THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE.